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                                                                   Exhibit 10.3

                              MSN SEARCH AGREEMENT

This MSN Search Agreement (the "Agreement") is entered into and effective as of December 19, 2001 by and between MICROSOFT CORPORATION, a Washington corporation, located at One Microsoft Way, Redmond, WA 98052 ("Microsoft") and OVERTURE SERVICES, INC., a Delaware corporation located at 74 N. Pasadena Avenue, Third Floor, Pasadena, CA 91103 ("Company").

                                    RECITALS

Company has developed certain technology and functionality for matching particular keyword requests with an index of certain web site URLs, for providing the results of that match via the Internet and then enabling users to link to a designated page for advertisers which comprise the results of such match.

Microsoft owns and operates a network of Web Sites, which includes a variety of topic-specific or feature-specific offerings (e.g. MSN Search), collectively known as "MSN," as fully described below. Microsoft wishes to provide its end-users of MSN the ability to access Company's Search Service in accordance with the terms and conditions of this Agreement.

The parties hereby agree as follows

                                    AGREEMENT

1.      DEFINITIONS

1.1 "Affiliate" means, with respect to any person or entity, any other person or entity that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such person or entity.

1.2 "Baseline Click Through Rate" means the Click Through Rate, during the Trial Period Term. Both parties will mutually determine and confirm in writing the Baseline Click Through Rate anytime before the entering into the Main Period Term.

1.3 "Baseline Coverage Rate" means the Coverage Rate as measured during the Trial Period Term as measured on the URL http://search.msn.com. Both parties will mutually determine and confirm in writing the Baseline Coverage Rate anytime before the entering into the Main Period Term.

1.4 "Baseline North American Revenue Rate" means the total Gross Revenue recognized by Company from Microsoft's display of Company Search Results on the URL http://search.msn.com pursuant to this Agreement during [*].

1.5 "Baseline UK Revenue Rate" means the total Gross Revenue recognized by Company from Microsoft's display of Company Search Results on the URL http://search.msn.co.uk during [*].

1.6 "Business Day" means any day other than Saturday, Sunday or a day on which commercial banks in Seattle, Washington are authorized or required to be closed.

1.7 "Click Through" means an end-user action associated with clicking on Company Search Results that result from a Query . For the avoidance of doubt, Click Throughs that do not contribute Gross Revenue are excepted. (For example, Click Throughs generated by a bot, macro program, Internet agent or other automated means constitute invalid end-user actions and do not contribute to Gross Revenue.)



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1.8     "Click Through Rate" means the number of Click Throughs as a percentage of total Impressions as measured during the Term or any specific period thereof.

1.9 "Company Search Results" mean the results that Company Search Service returns in response to an end-user Query.

1.10 "Control" (including, with its correlative meanings, "controlled by" and "under common control with") means having the direct or indirect power to direct the affairs of Company by reason of any of the following: (i) having the power to elect or appoint, through ownership, membership or otherwise, either directly or indirectly, a majority of the governing body of Company; (ii) owning or controlling the right to vote a majority of the number of the shares of voting stock or other voting interest of Company; or (iii) having the right to direct the general management of the affairs of Company by contract or otherwise.

1.11 "Coverage Rate" means the percentage of Queries that generate an Impression.

1.12    "Effective Date" means December 19, 2001.

1.13 "Gross Revenue" means all amounts recognized by Company for Click Throughs immediately after an end-user performs a search or initiates a Query, less (i) credit card charges, (ii) bad debt (which will not exceed [*]% of the total amount recognized by Company for Click Throughs) and (iii) any refunds Company pays to its advertisers.

1.14    "Guaranteed Payments" means [*] as set forth in Section 3.

1.15 "Impression" means an end-user-visible exposure of MSN Search Results Pages that include Company Search Results as provided in this Agreement.

1.16 "Internet Search" means a search via a search engine that has indexed a large portion of the World Wide Web (for example, Overture and all [*] currently provide internet search engines). For the avoidance of doubt, [*].

1.17 "Look and Feel" means the general appearance and operation of the MSN Search Site.

1.18 "[*]" means [*] and its Affiliates, and its or their successors and assigns.

1.19 "Main Period Term" means the twenty-two (22) month period commencing on the completion of the Trial Period Term and expiring on December 31, 2003 unless Microsoft elects to extend the Main Period Term as provided in Section 7.2 in which case this Agreement will expire on December 31, 2004.

1.20 "Minimum Queries" means either (i) [*] Queries rendering to the URL http://search.msn.com or (ii) [*] Queries rendering to the URL http://search.msn.com if Microsoft extends the Main Period Term pursuant to Section 7.2.

1.21 "Monthly Minimum Queries" means [*] Queries rendering to the URL http://.search.msn.com per calendar month during the Term.

1.22    "MSN" means (i) the [*] versions of



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        Microsoft and third party Web Sites (as such properties may change from time to time in Microsoft's sole discretion), currently marketed by Microsoft as "The Microsoft Network," "MSN" or related designation, and
        (ii) [*].

1.23 "MSN Home Page" means the initial MSN Web Pages in the international markets, as shown below. This Agreement may be extended to incorporate other international markets, which will have attendant URLs, as mutually agreed by the parties.


         Region                   Market          URL(s)
         ------                   ------          ------
         North America            US              http://www.msn.com (English-speaking)
                                                  http://www.yupimsn.com  (Spanish-speaking)
                                  Canada          http://www.msn.co.ca (English speaking)
         Non North America        UK              http://www.msn.co.uk


1.24 "MSN Search Results Page" means an MSN Search-branded Web Page that users obtain after submitting a Query. When Company Search Results are delivered to Microsoft pursuant to this Agreement, the MSN Search Results Page includes not just Company Search Results, but also other elements in accordance with Exhibit A.

1.25 "MSN Search Site" means the MSN-Search Results Pages in the international markets shown below. This Agreement may be extended to incorporate other international markets or languages in current markets, which will have attendant URLs, as mutually agreed by the parties.


         Region                   Market          URL(s)
         ------                   ------          ------
         North America            US              http://search.msn.com (English-speaking)
                                                  http://search.yupimsn.com (Spanish-speaking)
                                  Canada          http://search.msn.co.ca (English speaking)
         Non North America        UK              http://search.msn.co.uk


1.26 "MSN Vertical Providers" mean a Microsoft joint venture or third-party content provider Web Site accessible via a link from the MSN Home Page or other part of MSN (such as [*]), where [*]. For example, [*].

1.27    "Named Overture Companies" means


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        (i) those entities that are listed in Exhibit B: Named Overture
        Companies and all Affiliates thereof, and all direct successors or assigns of any of such entities and its Affiliates, or third parties acting as agent or otherwise on behalf of any such entities and its Affiliates, , as may be updated once per calendar quarter as set forth in Section 4, and

        (ii) any entity doing business under any of the brand names of one or more of the entities described in subsection (i) of this definition.

1.28 "Paid Search Result Listing" means any Search Result Listing for which the review, cataloging, collection, maintenance, indexing, ranking display or other activity is paid, regardless of the method by which that payment is counted (whether cost for review, cost per click, cost per action, cost per impression, paid inclusion, pay-for-placement, or otherwise).

1.29 "Primary Web Site" means the Company Web Site currently located at the URL http://www.Overture.com, or any successor site thereof.

1.30 "Query" means valid end-user requests that (i) are preceded by the [*] of text (or other type of search agreed to by both parties); (ii) are for Internet Searches; and (iii) originate from the MSN Search Site and the MSN Home Page (and other Web Pages that render to the MSN Search Site, as determined by Microsoft at its sole discretion). For the avoidance of doubt, a Query performed by a bot, macro program, Internet agent or other automated means are not associated with valid end-user actions and therefore do not constitute Queries.

1.31    "Query Term" means the words or phases that constitute a Query.


1.32 "Restricted Terms" mean Query Terms related to adult content (or other restricted content as described in Section 2.1.3 below). Microsoft may choose not to send Restricted Terms to Company.

1.33 "Revenue Share Payment" means a monthly share of Gross Revenue as set forth in Section 3 below.

1.34 "Search Result Listing" means any link, listing or result derived from a product that (i) collects, catalogs, indexes or [*] a collection of third party's Web Sites, and (ii) delivers such link, listing or result in response to an end-user's Query.

1.35 "Search Service" means Company's service that performs searches of a database of URLs and/or the Internet based on requests submitted via the Internet.

1.36 "Selected Terms" mean Query Terms for which Company may provide Company Search Results.

1.37 "STRG" means the "Selected Terms Review Group" created to facilitate communication between Microsoft and the Company about the relevance of the results returned for the Selected Terms as well as about mutually acceptable, scalable processes for adjustments to the Selected Terms list.

1.38 "Term" means the period during which Microsoft will deliver Queries to Company, commencing on the Effective Date and continuing through (i) the Trial Period Term or (ii) the Main Period Term, if the parties proceed to the Main Period Term as provided in Section 7, unless earlier terminated or extended as provided in this Agreement. Either party may decide not to enter into Main Period term in accordance with the terms of Section 7.1 However, only Microsoft can cancel during the Trial Period Term as provided in Section 7.5.

1.39 "Trial Period Term" means the initial period commencing upon the Effective Date and ending February 28, 2002.

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1.40    "Web Page" means content in the World Wide Web portion of the Internet accessed via a single URL but excluding content on other Web Pages accessed via links in said content.

1.41 "Web Site" means a collection of Web Pages related in some manner, interconnected via links, and located on the same primary domain.

2.      OBLIGATIONS

2.1 Microsoft's Delivery of Queries During the Term, Microsoft will deliver to Company all Queries, with the following four exceptions:

        2.1.1 Queries from the ramp-up period, predating the full commercial launch, as mutually agreed by the parties.

        2.1.2   Queries for Restricted Terms.

        2.1.3 Queries on a Microsoft filter. That is, Microsoft will have the right to block its delivery to Company of Queries, if in Microsoft's sole and reasonable discretion the Company Search Results for Query Terms (i) are [*] or link to content which is, by law, defamatory, obscene, pornographic, or in any way violate applicable law, and (ii) [*]. If Microsoft places any Selected Term on the Microsoft Filter, Microsoft will immediately notify Company and jointly work with Company to cure the problem pursuant to the escalation process set forth in Exhibit D,
                Section III. For the avoidance of doubt, any Microsoft filter is intended as a remedy of last resort.

        2.1.4 Queries Microsoft has obligated to other third-parties in pre-existing agreements (e.g. [*]). [*]

2.2     Microsoft's Display of Company Search Results. Except as provided in
        Section 2.1, Microsoft will display on the MSN Search Results Page all Company Search Results delivered by Company for Selected Terms, up to a maximum of three (3) Company Search Results and in accordance with the placement provisions of Exhibit A. Notwithstanding the foregoing, the parties can agree to increase the maximum number of Company Search Results displayed by Microsoft on the MSN Search Results Page during the Term.

2.3 Successor Functionality to MSN Search on the MSN Home Page. If Microsoft uses a provider of Internet Search other than MSN Search for the MSN Home Page, Microsoft will employ commercially reasonable efforts to ensure that its obligations pursuant to this Agreement are fulfilled.

2.4 Selected Terms Review Group. The parties will create one or more STRGs as mutually agreed by the parties. The parties will use their good faith efforts to establish an initial meeting of the STRG at the earliest convenience of the parties. At this initial meeting, the STRG will establish a process for subsequent meetings and the review of active and pending adjustments.

2.5     Coverage


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        2.5.1   North America. The Selected Terms for Queries rendering to the
                URLs (i) http://search.msn.com, (ii) http://search.yupimsn.com and (iii) http://search.ca.msn.com will be agreed upon in writing.

        2.5.2 United Kingdom. The Selected Terms list for Queries rendering to the URL http://search.msn.co.uk will be agreed upon in writing.

2.6 Relevance. The parties will mutually agree on additions to and subtractions from the Selected Terms list. If Microsoft reasonably believes that Company Search Results delivered in response to Query Terms are not relevant, Microsoft may unilaterally require Company to either (i) remove that specific Query Term from the Selected Term list, in which case Company will remove such Query Term from the Selected Term list within [*], or (ii) remove that specific, non-relevant Company Search Result Listing, in which case Company will remove such Search Result Listing within [*]. In addition, Microsoft has the ability to block delivery of Queries to Company in accordance with Section 2.1.3.

2.7 [*] Filter. Microsoft may require Company to [*] from appearing in Company Search Results for one of two reasons: [*].

2.8 User Interface Changes. During the Term, Microsoft will make commercially reasonable efforts not to make user interface changes to the MSN Search Results Page (including, but not limited to, [*]) that materially reduce the Rolling Average Click Through Rate. For the purposes of this Section 2.8, "The Rolling Average Click Through Rate" means the Click Through Rate over a [*] period. If during the Term, any user interface change to the MSN Search Results Page initiated by Microsoft, individually or in the aggregate, causes the Rolling Average Click Through Rate to experience a decline greater than [*] percent ([*]%), or such changes either individually or in the aggregate cause the Rolling Click Through Rate to decline more than [*] percent ([*]%) below the Baseline Click Through Rate, upon written notification from Company, Microsoft will make commercially reasonable efforts within [*] Business Days to return the Click Through Rate to where it was immediately prior to the user interface change(s). Microsoft's obligation to exercise commercially reasonable efforts to return the Rolling Average Click Through Rate to levels evidenced prior to the user interface changes is Company's sole and exclusive remedy. During the Trial Period Term, the user interface of the MSN Search Results Pages will appear as shown in Figure 1. Notwithstanding anything in this
        Section 2.8 to the contrary, Microsoft will display Company Search Results in accordance with the basic placement provisions set forth in Exhibit A, Section B(i) attached hereto.

2.9     Revenue Impact

        2.9.1 Revenue Impact North America. After the Baseline North American Revenue Rate is


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                established, Microsoft will not remove Search Result Listings or
                Query Terms from the Selected Terms list under Section 2.6, [*], and/or make user interface changes under Section 2.8 that individually or in the aggregate cause Gross Revenue recognized by Company from Microsoft's display of Company Search Results on http://search.msn.com for any [*] to drop below [*] percent ([*]%) of the Baseline North American Revenue Rate. The effect of Company removing a Query Term from the Selected Terms list pursuant to Section 2.10 below will be included in determining whether the [*]% threshold has been reached.

        2.9.2 Revenue Impact UK. After the Baseline UK Revenue Rate is established, Microsoft will not remove Search Result Listings or Query Terms from the Selected Terms list under Section 2.6, [*], and/or make user interface changes under Section 2.8 that individually or in the aggregate cause Gross Revenue recognized by Company from Microsoft's display of Company Search Results on http://search.msn.co.uk for any [*] to drop below [*] percent ([*]%) of the Baseline UK Revenue Rate. The effect of Company removing a Query Term from the Selected Terms list pursuant to
                Section 2.10 below will be included in determining whether the [*]% threshold has been reached.

2.10 Management of Objections. If Microsoft requests the removal of Search Result Listings under Section 2.6, then Company in its sole and reasonable discretion will have the right to remove the Selected Term. Similarly, [*].

2.11 Company Deliveries. Company is responsible for providing all costs related to delivery of the Search Services and its obligations under this Agreement, including but not limited to hardware, software, and networking costs necessary to perform its obligations under this Agreement.

2.12 Service Level Agreement. The parties will employ commercially reasonable efforts to comply with their respective obligations under the service level agreement set forth in Exhibit D.

2.13 International Subsidiaries. Company may inform Microsoft that a subsidiary that is wholly owned, directly of indirectly, by Company will be responsible for the obligations of Company under this Agreement with respect to the market served by that wholly-owned subsidiary. Any such notification or delegation by Company shall not limit Company's obligations and liabilities to Microsoft under this Agreement, and Company hereby agrees to guarantee all such obligations and liabilities in the relevant market. Without limitation of the foregoing, Company has informed Microsoft that Overture Search Services (Ireland) Limited, its wholly-owned subsidiary, shall be responsible for Company's obligations relating to the MSN Search Site in the UK market.

3.      PAYMENTS, REPORTING AND AUDITS

3.1 Trial Period Payment. For the Trial Period Term, Company will pay to Microsoft a Revenue Share Payment according to the Gross Revenue Share Tiers in Table 1 below. Company will make all payments to Microsoft within Forty Five (45) days after the end of each calendar month.

3.2 Main Period Payment. During the Main Period Term, Company will pay to Microsoft per month the greater of (i) the Guaranteed Payment and (ii) the Revenue Share Payment according to [*] Table 1 below, if
        [*] conditions are met: [*]. If any of the [*] conditions are not met, Company will pay Microsoft a Revenue Share Payment as outlined in Table
        1. The Revenue Share Payment will be determined by multiplying the monthly Gross Revenue by the appropriate percentage from Column A below. If Microsoft has elected to extend the Main Period Term as provided in
        Section 7.2, the Revenue Share


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        Payment will be determined thereafter, on a going forward basis by multiplying the monthly Gross Revenue by the appropriate percentage from Column B below.

                       Table 1: [*]


        [*]



        For the avoidance of doubt, [*].

        Company will make all payments to Microsoft in U.S. Dollars, or other currency as mutually agreed by the parties, within Forty-Five (45) days after the end of each calendar month. Company and Microsoft will mutually agree on whether Company will make a single payment for all amounts due hereunder or separate payments for individual markets. If Microsoft fails to deliver the Minimum Queries by the end of the Term, then Microsoft is obligated to display Company Search Results on the MSN Search Results Page in accordance with this Agreement until the Minimum Queries are delivered (the "Make-Good Period"). Company will not be required to make any additional Guaranteed Payments, but Company will continue to be required to make Revenue Share Payments during the Make-Good Period.

3.3 Reporting. During the Term, Company will provide two reports to Microsoft. First, on a [*] basis and in a manner to be mutually agreed by the parties, Company will provide to Microsoft a report with [*] numbers for the i) estimated number of Queries, ii) estimated number of Click Throughs, and iii) estimated gross revenue from MSN Search Site end-users. Second, Company will report to Microsoft actual revenue from MSN Search Site end-users no later than the due date for payments made pursuant to Section 3.2 above. All reporting under this Section 3.3 will be subject to Microsoft's audit rights in Section 3.5. The reports will be provided in such manner and format as reasonably approved by the parties.

3.4 Payment Address. All payments and reports pursuant to this Agreement will be sent to Microsoft at:


                         [*]


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3.5     Audit. At any time during the term of the Agreement, Microsoft reserves the right, during normal business hours upon at least [*] Business Days' notice to review Company's records related to the amount of payment under this Agreement for the prior [*] period. Such review must be conducted by an independent nationally recognized certified public accounting firm reasonably acceptable to both parties (the "Auditor"), which Auditor will sign Company's reasonable non-disclosure agreement and such Auditor may only disclose (i) Company's compliance or non-compliance with the payment provisions of this Agreement and (ii) the amount of any underpayment or overpayment, if any. Such audit will be conducted in accordance with generally accepted auditing standards. Any such audit may occur a maximum of [*] per year (unless an audit reveals an underpayment as set forth below), and will be at Microsoft's expense, unless the audit concludes an underpayment of [*] percent ([*]%) or more has occurred. In the case of underpayment by [*] percent ([*]%) or more, Company will (i) both pay for the underpayment and reimburse Microsoft for the cost of the audit, and (ii) Microsoft will have the right to conduct a second audit.

4.      EXCLUSIVITY, CONFIDENTIALITY AND PRESS RELEASES

4.1     Exclusivity.

        (a) Except expressly provided in this Section 4.1, this Agreement is non-exclusive and nothing in this Agreement will be construed as restricting either party's ability to acquire, display, deliver, license, develop, manufacture or distribute for itself, or have others acquire, display, deliver, license, develop, manufacture or distribute for itself, content, software, news, sites, search services, search results or the like, which is the same or similar to that contemplated by this Agreement, or to market, promote and distribute same in addition to that contemplated by this Agreement.

        (b) Company Search Results are the only results that may appear in the "Sponsored Sites" section of MSN Search Results Pages. In addition, Microsoft will not display, or link to, either any Named Overture Company or to any Paid Search Result Listing from any Named Overture Company above the main body of search results (currently [*]) on any MSN Search Results Page. Notwithstanding the foregoing, Microsoft will be entitled to (i) display Paid Search Result Listings from [*] in Featured Sites subject to Company's right to replace such listings as provided for in Section 4.1(d), (ii) display or link to Named Overture Companies if they constitute actual results for end-user Queries (for example, Queries for "search engines" could return Named Overture Companies); and
        (iii) include a [*] or other such similarly worded link above Company Search Results and directing end-users to the [*].

        (c) If Microsoft is interested in pursuing fundamentally different search functionality with a Named Overture Company, it will notify Company in writing that Overture has the opportunity to provide the same search functionality to Microsoft. Company shall have [*] Business Days after receipt of Microsoft's notice to notify Microsoft in writing that it would like to deliver such functionality to Microsoft ("New Product Notice"). If a New Product Notice is given, Company will use best commercial efforts to delivery the requested functionality within [*] months following delivery of the New Product Notice, or an amount of time mutually determined by the parties. If Company has not completed and delivered such functionality within [*] months following its New Product Notice,


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        Microsoft may pursue the functionality with a Named Overture Company. If
        Company does not deliver a New Product Notice within the [*] Business
        Day period referred to above, Company will be assumed to have foregone the opportunity to provide the search functionality to Microsoft and Microsoft may pursue such functionality with a Named Overture Company. Factors such as pricing, ranking, and matching on revenue-based attributes shall not be used in determining whether search functionality is fundamentally different for purposes of this subsection (c) from Overture's search functionality. Examples of fundamentally different search functionality are [*].

        (d) Company has the right to cause a meeting with Microsoft as frequently as [*] to review possible replacements to the Named Overture Companies List requested by Company. Changes require Microsoft's consent which will not be unreasonably withheld or delayed. For the avoidance of doubt, [*].

        (e) If Company believes that URLs from [*] cause a reasonable competitive concern for Company, Company will notify Microsoft in writing and Microsoft will have the obligation to share any knowledge it has about the presence of such third-party links from [*] (including, but not limited to information about URLs and/or listings) and Company will have the right to require Microsoft to swap out one or more such URLs with Company Search Results according to a reasonable timetable, provided however that Company Search Results must resolve to the identical URL as those provided by the applicable [*]. For the avoidance of doubt, [*]. The above notwithstanding, Company will only pursue the swap out of URLs from [*] section of the MSN Search Results Pages, if Company has Paid Search Results Listings to serve as replacements. Also, if Company opts to swap out listings for any particular market, [*]. If Company Search Results are [*] pursuant to this Section 4.1, Click Throughs to such Company Search Results will be counted as part of general Click Throughs and payment to Microsoft will be made as part of the payment process set forth in Section 3 above.

        (f) Microsoft will not enter into an agreement that grants [*] the right to market or promote a product within MSN's [*].

        4.2 Conflicts with Prior NDA. The parties acknowledge and agree that the terms and conditions of the Microsoft Corporation Non-Disclosure Agreement dated as of August 7, 1998 ("NDA") entered into by and between the parties are incorporated into this Agreement as if fully set forth herein and that all of the terms of this Agreement (including but not limited to its existence) and all discussions, reports and negotiations related thereto (including but not limited to the Selected Terms list or the number of Query Terms contained therein or the financial terms of the Agreement) are considered Confidential Information as defined in the NDA. If any of the incorporated terms of the NDA are inconsistent with or conflict with this Agreement, then the terms of this Agreement will control.

4.3 Survival of Confidentiality Provisions. Notwithstanding Section 4.2, each party further agrees that the incorporated restrictions in the NDA with respect to Confidential Information will survive the termination of this Agreement. Each party may disclose the terms and conditions of this Agreement to its employees, affiliates and its immediate legal and financial consultants on a need to know basis as required in the ordinary course of that party's business, provided that such employees, affiliates and/or


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        legal and/or financial consultants agree in writing in advance of disclosure to be bound by the NDA and this Section 4, and may disclose Confidential Information as required by government or judicial order, provided each party gives the other party prompt notice of such order and complies with any protective order (or equivalent) imposed on such disclosure.

4.4 Injunctive/Equitable Relief. Each party acknowledges that monetary damages may not be a sufficient remedy for unauthorized disclosure or use of Confidential Information or other breach of this Section 4, and that each party may seek, without waiving any other rights or remedies, such injunctive or equitable relief as may be deemed proper by a court of competent jurisdiction.

4.5 Press Release. The parties will have the right to issue a joint press release or separate press release regarding this Agreement after the Agreement has been extended to include the Main Period Term (which may occur on February 16, 2002 if neither party terminates this Agreement pursuant to Section 7.1) and another press release after the date on which the parties agree to extend the Agreement beyond December 31, 2003. Neither party may issue a press release or make a public announcement(s) relating to either this Agreement or the relationship established by this Agreement without the express prior written consent of the other party, which consent will not be unreasonably withheld or delayed. If an objection to such a press release or public announcement(s) is not received within five (5) Business Days after notice of one party to the other, consent will be deemed granted. There will be no press release or public announcement relating to this Agreement during the Trial Period Term. Notwithstanding the above, the parties may make public announcements relating to this Agreement without the other party's prior written consent if the announcement only contains information contained in previously approved press releases or could be reasonably ascertained by viewing MSN.

4.6 Company's Limited Disclosure. Notwithstanding Section 4.5, Company will have the right to notify its advertisers and potential advertisers of the general nature of the Agreement (including Company's estimate of the increase in traffic) in order to encourage both Company's advertisers to increase their spending with Company and potential advertisers to advertise with Company. Company will have the right to respond to public criticism relating to the general nature of its business, including the affiliate network of which Microsoft is a part, and Company will be the sole respondent. In addition, Company will have the right to provide media guidance regarding the general nature of its business.

4.7 Microsoft's Limited Disclosure. Notwithstanding Section 4.5, Microsoft will have the right to respond to public criticism relating to the general nature of the MSN Search Site, of which Company Search Results are a part, and Microsoft will be the sole respondent. . In addition, Microsoft will have the right to communicate with industry opinion leaders about general nature of the Agreement in order to encourage media and end user acceptance of the MSN Search Site.

4.8 No Implied License. Except as specifically provided herein, this Agreement does not grant to either party any right, title, interest or license in or to any of the other party's intellectual property. Company will not, without prior written consent from Microsoft, use any of Microsoft's names, word marks, logos, logotypes, trade dress, designs, or other trademarks in connection with the performance of services under this Agreement or otherwise to promote its own products or services.

5.      WARRANTIES AND INDEMNIFICATION

5.1     Company.

        (a) Company warrants and represents that: (i) Company has sufficient authority to enter into this Agreement, (ii) all materials delivered by Company to Microsoft and/or to end-users accessing the Search Service through MSN pursuant to this Agreement including without limitation the trademarks, Search Service user interface, and/or Company Search Results (solely with respect to its relationship with Microsoft under this Agreement) do not infringe the copyrights, trademarks, service marks or


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
        any other proprietary right of any third party; (iii) the Company Search Results provided to Microsoft for inclusion on the MSN Search Results Pages do not and will not contain any libelous, or materially false or misleading statements and do not otherwise infringe on the rights of any third party; (iv) the Search Service and all actions occurring as a result of the Search Service are in compliance with all applicable laws; and (v) Company will not permit to appear in, or be uploaded to any Microsoft property or equipment, including the MSN Search Results Pages, any messages, data, images or programs, that would violate the property rights of others, including unauthorized copyrighted text, images, programs or trade secrets or other confidential and/or proprietary information, or trademarks or service marks used in an infringing fashion. Notwithstanding anything in this Agreement, Company makes no warranty with respect to content of third party Web Sites that end-users may link to via Company Search Results.

        (b) Company will defend, indemnify and hold Microsoft harmless from and against, and Company, at its option, may settle, all third party claims, suits or proceedings (including, without limitation, payment of reasonable attorneys' fees and other expenses of litigation) brought against Microsoft by a third party and arising from or related to any breach by Company of the warranties set forth in this Section 5.1 or any other warranty, representation or covenant made by Company under this Agreement or otherwise as a result of the service provided to Microsoft under this Agreement, provided that Microsoft cooperates as set forth in
        Section 5.3. If Microsoft receives notice which alleges that the Search Service or any portion thereof or any materials delivered hereunder (a) violate any applicable laws, and/or (b) infringe the copyrights, trademarks, service marks or any other proprietary right of any third party, Microsoft will notify Company of such allegation and Company will have 24 hours (or one Business Day, whichever is longer) from receipt of notice in which to resolve such matters. If Company has not resolved such matters within 24 hours (or one Business Day, whichever is longer) from receipt of notice, Microsoft reserves the right, without any liability to Company for such action, immediately to block Queries, or require Company to suspend inclusion of the alleged offending/infringing Search Result Listing(s), Selected Term(s) and/or advertisers from the Search Service pending the resolution of such matters (e.g. the Company's discontinuing or suspending of such material from the Search Service) to Microsoft's satisfaction Microsoft will use reasonable efforts to assist Company in resolution of such matters. If Company is in material breach of the warranties set forth in this Section 5.1(a)(ii), (iii), or (v), then Microsoft's exclusive remedies for such breach will be, at Microsoft's sole discretion, one or more of the following: (A) requiring Company to fulfill its indemnity obligation as set forth in this section; (B) blocking Queries or requiring Company to suspend inclusion of the offending/infringing Search Result Listing(s), Selected Term(s) and/or advertisers from the Search Service, as provided above; and (C) terminating this Agreement in accordance with Section 7.4.

5.2 Microsoft. Microsoft warrants and represents that (i) Microsoft has sufficient authority to enter into this Agreement and (ii) the MSN Search Site and all materials delivered by Microsoft to Company pursuant to this Agreement, if any, do not infringe the copyrights, trademarks, service marks or any other proprietary right of any third party. Microsoft will indemnify and defend or, at its option, settle (including, without limitation, payment of reasonable attorneys' fees and other expenses of litigation) all third party claims, suits or proceedings brought against Company by a third party and arising from or related to any breach by Microsoft of the warranties set forth in this
        Section 5.2 or any other warranty, representation or covenant made by Microsoft under this Agreement, provided that Company cooperates as set forth in Section 5.3.

5.3 Indemnification Process. If any action, suit, proceeding or other claim (the "Indemnified Claim") will be brought or threatened against either party (the "Indemnified Party") in respect to which indemnity and defense may be sought from the other party (the "Indemnifying Party") pursuant to the provisions of this Section 5, the Indemnified Party will promptly notify the Indemnifying Party in writing, specifying the nature of the Indemnified Claim and the total monetary amount sought or other such relief as is sought therein. The Indemnified Party will cooperate with the Indemnifying Party at the


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
        Indemnifying Party's expense in all reasonable respects in connection with the defense of any Indemnified Claim. The Indemnifying Party may upon written notice to Indemnified Party (an "Assumption of Defense Notice") undertake to conduct all proceedings or negotiations in connection therewith, assume the defense thereof, and if it so undertakes, it will also undertake all other steps or proceedings to settle or defend any Indemnified Claim, including the employment of counsel which will be reasonably satisfactory to Indemnified Party, and payment of all expenses. If the Indemnifying Party has provided the Indemnified Party an Assumption of Defense Notice, the Indemnified Party will have the right to employ separate counsel at Indemnified Party's own expense and participate in the defense or conduct its own defense if the Indemnified Party has reasonably determined that its interests would be best served by conducting its own defense. The Indemnifying Party will reimburse the Indemnified Party upon demand for payment made or loss suffered by it (and for attorneys fees and costs reasonably incurred by Indemnified Party prior to the date of any Indemnifying Party's Assumption of Defense Notice) any time after the date of tender, based upon the judgment of any court of competent jurisdiction or pursuant to a bona fide compromise or settlement of Indemnified Claims. The Indemnifying Party will not settle any Indemnified Claim on the Indemnified Party's behalf without first obtaining the Indemnified Party's written permission (except a settlement or compromise that (i) is full and final with respect to the Indemnified Claim including without limitation all attorney fees and costs to which it is entitled;
        (ii) does not obligate the Indemnified Party to act or to refrain from acting in any way; (iii) does not contain an admission of liability on the part of the Indemnified Party; (iv) dismisses the Indemnified Claim with prejudice; and (v) is subject to confidentiality, such that no party may disclose the terms of the settlement or compromise without the Indemnified Party's prior written consent), which written permission will not be unreasonably withheld, and the Indemnifying Party will indemnify and hold the Indemnified Party harmless from and against any costs, damages and fees reasonably incurred by the Indemnified Party, including fees of attorneys and other professionals, that are attributable to such Indemnified Claims prior to the date of tender of the defense to the Indemnified Party. The Indemnifying Party will not be responsible for any indemnification obligations arising hereunder pursuant to the terms and conditions of any settlement of an Indemnified Claim by the Indemnified Party unless such settlement was approved by the Indemnifying Party, which approval will not be unreasonable withheld.

5.4 DISCLAIMER. THE ABOVE WARRANTIES ARE THE ONLY WARRANTIES MADE BY THE PARTIES. EACH PARTY DISCLAIMS ANY AND ALL OTHER WARRANTIES OR REPRESENTATION EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY, TITLE, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EACH PARTY EXPRESSLY ACKNOWLEDGES AND AGREES THAT, NEITHER PARTY HAS MADE ANY EXPRESS OR IMPLIED REPRESENTATIONS, ASSURANCES AND/OR WARRANTIES REGARDING THE NUMBER OF CLICK THROUGHS OR WEB PAGE VIEWS WHICH MAY BE GENERATED BY THE IMPRESSIONS DELIVERED HEREUNDER AND THAT NEITHER PARTY HAS RELIED ON ANY STATEMENTS BY THE OTHER PARTY OR ANY THIRD PARTIES IN RELATION THERETO IN ENTERING INTO THIS AGREEMENT.

5.5 Insurance. Prior to the date on which this Agreement is executed and throughout the entire performance of services by Company under this Agreement, Company will procure and maintain insurance reasonably adequate to cover liability that Company may reasonably incur as a result of the performance of services under this Agreement. Without limiting the foregoing, Company agrees that such insurance will include the following lines of coverage to the extent the Agreement creates exposures generally covered by these insurance policies:

        (a) Commercial General Liability, and Workers Compensation (statutory limits) and Employers Liability, which will be on "Occurrence Form" with minimum limits of [*]; and

        (b) Professional Liability and Errors & Omissions Liability Insurance, including, without limitation, Personal and Advertising Injury coverages, on a "Claims Made Form", with policy


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        limits of not less than [*] (except the limit shall be [*] for Personal and Advertising Injury coverages), and with a deductible of not more than [*]. Such insurance will include coverage for infringement of third party proprietary rights, including at a minimum copyright and trademark infringement, as related to Company's performance under this Agreement. As respects any Claims Made insurance, the insurance retroactive coverage date will be no later than the Effective Date of this Agreement. Company will maintain continuous coverage during the Term of this Agreement, and, in the event of cessation of such Claims Made insurance coverage, Company will maintain an extended reporting period providing that claims first made and reported to the insurance company within [*] after Microsoft's final payment for the services will be deemed to have been made during the policy period.

        The above insurance limits will not in any way limit the liability of Company or any Company subcontractor with respect to this Agreement. Upon request, Company will deliver to Microsoft proof of the coverage set forth in this Section 5.5. The provisions of this Section 5.5 may be amended by mutual agreement of the parties.

6.      LIMITATION OF LIABILITIES

        NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES, ARISING OUT OF OR RELATED TO THIS AGREEMENT INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, AND THE LIKE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THIS SECTION WILL NOT APPLY TO EITHER PARTY'S (A) ABILITY TO OBTAIN INJUNCTIVE OR OTHER EQUITABLE RELIEF; (B) CONFIDENTIALITY OBLIGATIONS UNDER SECTION 4; (C) THE PARTIES' INDEMNIFICATION OBLIGATIONS SECTION SET FORTH IN SECTION 5; (D) CONDUCT THAT AMOUNTS TO FRAUD; AND (E) VIOLATION OF THE EXCLUSIVITY PROVISIONS SET FORTH IN
        SECTION 4, WHERE COMPANY HAS NOTIFIED MICROSOFT OF THE BREACH AND MICROSOFT IS NOT USING COMMERCIALLY REASONABLE EFFORTS TO CURE THE BREACH, UNLESS MICROSOFT IN GOOD FAITH DOES NOT AGREE THAT IT HAS BREACHED SECTION 4.

7.      RENEWAL AND TERMINATION

7.1 Term. This Agreement commences on the Effective Date and automatically extends into the Main Period Term unless on or before February 15, 2002, one party notifies the other that it does not wish to extend. If such notice is given, this Agreement will expire on February 28, 2002. If no such notice is given, the Main Period Term will commence March 1, 2002 and continue through December 31, 2003. However, if Microsoft has not delivered all of the Minimum Queries by the conclusion of the Main Period Term, Microsoft will continue its display of Company Search Results on the MSN Search Results Pages during the Make-Good Period in accordance with this Agreement until the under-delivered Queries are provided, and Company will continue to pay Microsoft according to
        Section 3.2.

7.2 Microsoft Extension Right. Any time on or before March 31, 2002, Microsoft may -- at its sole discretion and in writing -- opt to extend the Main Period Term for an additional year to December 31, 2004. If Microsoft so elects, the percentage of Gross Revenue Company pays to Microsoft will increase according to Section 3.2.

7.3 Renewal Notice; Termination. If this Agreement is in effect as of the end of the Main Period Term and either party desires to extend the Main Period Term for one or more additional one (1) year periods, then such party will give written notice to the other party no later than [*] prior to the expected expiration date. If either party gives such notice and the other party accepts, the parties will negotiate the terms and conditions of such extension in good faith for a [*] period


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
        beginning on the date the receiving party receives such notice. If no such notice is given and accepted or if the parties fail to reach an agreement on such extension prior to the expiration date following the giving of such notice, this Agreement will terminate at the end of the Main Period Term then in effect.

7.4 Termination for Cause. In addition to any other rights and/or remedies that either party may have under the circumstances, all of which are expressly reserved, either party may terminate this Agreement effective immediately upon written notice at any time if:

        (i) The other party is in material breach of any material warranty, representation, term, condition or covenant of this Agreement, other than those contained in Section 4.2 and 4.3, and fails to cure that breach within thirty (30) days after written notice thereof; or

        (ii) The other party is in material breach of Section 4.2 or 4.3 or makes an assignment in violation of Section 8.3, or due to a force majeure event as provided in Section 8.6; or

        (iii) Either party makes any assignment for the benefit of creditors or suffers or permits the commencement of any form of receivership proceeding; or has any petition under any bankruptcy law filed against it, which petition is not dismissed within sixty (60) days after such filing; or has a trustee or receiver appointed for its business or assets or any part thereof.

7.5 Termination/Non-Renewal During Trial Period Term. Within the Trial Period Term Microsoft will have the sole right to terminate without cause this Agreement at any time upon forty-eight (48) hours prior written notice to Company up until and including February 15, 2002 and upon any such notice this Agreement will terminate at the end of such forty-eight (48) hour period. Either party will have the right to decline without cause to enter the Main Period Term upon written notice to the other party as provided in Section 7.1, in which case this Agreement will expire as provided in Section 7.1. Except as provided in
        Section 7.6, neither party will be responsible to the other for any costs or damages resulting from the termination or expiration of this Agreement pursuant to this Section 7.5.

7.6 Survival, Final Payment, Destruction of Confidential Information. In the event of termination or expiration of this Agreement for any reason, Sections 1, 4, 5, 6, 7.6 and 8 will survive termination. To avoid doubt, if Microsoft terminates this Agreement pursuant to Section 7.4 or
        Section 7.5, Company will be required to pay payments due Microsoft for Gross Revenue recognized with respect to Click Throughs made on or before the effective date of termination through the effective date of termination or expiration hereof. Upon termination or expiration both parties will, upon written request, return or certify destruction of Confidential Information of the other party. Neither party will be liable to the other for damages of any sort resulting solely from terminating this Agreement in accordance with its terms.

8.      GENERAL

8.1 Independent Contractors. The parties are independent contractors with respect to each other, and nothing in this Agreement will be construed as creating an employer-employee relationship, a partnership, agency relationship or a joint venture between the parties.

8.2 Governing Law. This Agreement will be governed by the laws of the State of Washington as though entered into by Washington residents and to be performed entirely within the State of Washington. In any action or suit to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement, the prevailing party will be entitled to recover its costs, including reasonable attorneys' fees, including without limitation, costs and fees incurred on appeal or in a bankruptcy or similar action.

8.3 Assignment. Company may not assign this Agreement, or any rights or obligations hereunder, whether by operation of contract, law or otherwise, except with the express written consent of Microsoft, and any attempted assignment by Company in violation of this Section shall be void. For


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


        purposes of this Agreement, an "assignment" by Company under this Section shall consist of any assignment of this Agreement and shall additionally be deemed to consist of each of the following: (a) sale, assignment, pledge, gift or other transfer by Company or its Affiliates (as defined below), or any of its or their officers or directors, amounting to more than twenty percent (20%) of Company's voting stock (or any class of non-voting security convertible into Company's voting stock) to a Named [*] Company, whether in a single transaction or series of related transactions; (b) a change in "control" (as defined below) of the Company such that a Named [*] Company would control Company, whether through a single transaction or a series of related transactions; (c) a merger or consolidation of Company with a Named [*] Company, whether or not Company is the surviving entity; and (d) the sale, assignment, pledge, gift or other transfer of more than fifty percent (50%) of Company's business and/or assets to a Named [*] Company, whether in a single transaction or series of related transactions. Microsoft has the right to cause a meeting with Company as frequently as once per quarter to review possible replacements or additions to the Named [*] Company list as requested by Microsoft. Changes to the Named [*] Company list require Company's consent, which will not be unreasonably withheld or delayed.


        For purposes of this Section 8.3,
        "Named [*] Companies" means: (i) those entities that are listed in Exhibit C: Named [*] Companies, and all Affiliates thereof, and all direct successors or assigns of any of such entities or its Affiliates, or third parties acting as agent or otherwise on behalf of any such entities or its Affiliates, as may be updated once per calendar quarter as set forth above in this Section 8.3, and (ii) any entity doing business under any of the brand names of one or more of the entities described in subsection (i) of this definition.

8.4 Construction. If any provision of this Agreement conflicts with governing law or if any provision is held to be null, void or otherwise ineffective or invalid by a court of competent jurisdiction, (i) such provision will be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law, and (ii) the remaining terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect. This Agreement has been negotiated by the parties and their respective counsel and will be interpreted fairly in accordance with its terms and without any strict construction in favor of or against either party. The section headings used in this Agreement are intended for convenience only and will not be deemed to affect in any manner the meaning or intent of this Agreement or any provision hereof.

8.5 Notices. All notices and requests in connection with this Agreement will be given in writing and will be deemed given as of the day they are received either by messenger, delivery service, or in the United States of America mails, postage prepaid, certified or registered, return receipt requested, and addressed as below or to such other address as a party may designate pursuant to this notice provision.

    To Company:                             To Microsoft:

    [*]                                     [*]


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

8.6 Force Majeure. Neither party will be responsible for any delay or failure to perform its obligations under this Agreement due to causes beyond its reasonable control, including but not limited to, acts of God, war, terrorism, riot, embargoes, acts of civil or military authorities, earthquake, fire, supplier shortage, Internet outage, floods or accidents (each a "Force Majeure Event"). In the event of a Force Majeure Event, the party affected will use reasonable efforts to notify the other party of the occurance of the event within a reasonable period of time and will use reasonable efforts to avoid or minimize the impact of any delay and will use reasonable efforts to resume performance of its obligations under this Agreement as promptly as possible. If within thirty (30) days after notifying the other party of a Force Majeure Event, the affected party is (i) unable to perform its obligations under the Agreement or (ii) reach agreement with the other party on a replacement solution, then the other party will have the right to immediately terminate this Agreement.

8.7 Entire Agreement. This Agreement does not constitute an offer by either party and it will not be effective until signed by both parties. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement does not affect the Premier Search Services Agreement dated January 21, 2000 (as amended January 21, 2001) between Microsoft and Company which remains in full force and effect; nor does this Agreement affect the GoTo-in-a-Box Agreement dated April 15, 2001 (amended June 30, 2001) between Microsoft and Company, which remains in full force and effect; nor does this Agreement affect the Overture-in-a-Box Agreement dated August 22, 2001 between Microsoft and Overture Search Services (Ireland) Limited, which remain in full force and effect.

8.8 Modifications; Waivers. This Agreement will not be modified except by a written agreement dated subsequent to the date of this Agreement and signed on behalf of Company and Microsoft by their respective duly authorized representatives. No waiver of any breach of any provision of this Agreement will constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof, and no waiver will be effective unless made in writing and signed by an authorized representative of the waiving party.

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
The parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.


MICROSOFT CORPORATION               OVERTURE SERVICES, INC.
/s/ Bill Bliss                      /s/ Todd Tappin
--------------------------------    --------------------------------
By (signature)                      By (signature)

Bill Bliss                          Todd Tappin
--------------------------------    --------------------------------
Name (print)                        Name (print)

General Manager                     CFO
--------------------------------    --------------------------------
Title                               Title

8 March 2002                         2/27/02
--------------------------------    --------------------------------
Date                                Date

Without limiting Company's obligations hereunder, Overture Search Services (Ireland) Limited hereby executes this Agreement for purposes of assuming the obligations (subject to the guarantee by Company provided in Section 2.13) for the UK market as provided in Section 2.13.

OVERTURE SEARCH SERVICES (IRELAND) LIMITED
/s/ Johannes Larcher
--------------------------------
By (signature)

Johannes Larcher
--------------------------------
Name (print)

Director
--------------------------------
Title

2/27/02
--------------------------------
Date


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                                    Page 18

                                    EXHIBIT A

COMPANY SEARCH SERVICE PLACEMENT SPECIFICATIONS

A.      DISPLAY OF COMPANY SEARCH RESULTS

        The display of Company's search results is described in Section 2.2 of the Agreement.

B.      GENERAL MICROSOFT OBLIGATIONS

        i.      BASIC PLACEMENT

Figure 1 shows the ordering of the MSN Search Results Page elements. That is, from top to bottom, the elements will be a search box -- where an end-user can easily enter and submit a Query with the words "Search the Web" or similar words--Spell Checker, Popular Search Topics, Featured Sites, Company Search Results, and other elements, which may include Web Directory and Web Pages. Company Search Results will have the heading "Sponsored Sites," but the heading may be modified by mutual agreement of the parties. Microsoft retains the right to decide the overall Look and Feel of the MSN Search Site and MSN Search Results Pages. However, Microsoft will not modify any aspect of the Company Search Results (including the data contained therein and the placement relative to the other elements on the MSN Search Results Page), and will ensure that the Company Search Results appear in the same sequential order as provided by Company and are displayed together without other content of any kind between Company Search Results. Each Company Search Result will feature a full title with a maximum length of 40 characters and a full description of up to 190 characters (see Figure 1) unless an alternative implementation is agreed upon by the parties. The parties acknowledge that while Microsoft controls the default Look and Feel of the MSN Search Results Page, end-user may have the ability to make changes in page layout or other customizations. All basic placement obligations relate to the defaults that Microsoft controls only.


WITHOUT LIMITING ANYTHING CONTAINED IN THIS EXHIBIT A, Section B, the parties acknowledge the user interface may change from that shown in Figure 1 during the Main Period Term; however, Microsoft will ensure subsequent user interfaces provide Company Search Results within Sponsored Sites with the same consistency of presentation relative to other major elements of the MSN Search Results Page (Featured Sites and Directory Sites are examples of major elements of the MSN Search Results Page) as Figure 1 provides. For the avoidance of doubt, [*].


* Certain information on this page has been omitted and filed separately with
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
                                    FIGURE 1

                 Sample Snapshot of the MSN Search Results Page

                         [SCREENSHOT OF MSN SEARCH PAGE]


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                                    Page 20

        ii.     EXTENDED PLACEMENT

Microsoft has the right to offer Overture "extended" placement at the bottom of the MSN Search Results Page. The placement would allow those terms not currently on the Selected Terms list to gain placement at the bottom of the search results page. If Microsoft decides at its sole discretion to offer Extended Placement the parties will negotiate in good faith to determine appropriate adjustments to the Baseline Click Through Rate, Baseline Coverage, and Guaranteed Payment. If the parties cannot reach agreement, they are under no obligation to enter into Extended Placement.

        iii.    INTERNATIONAL TRAFFIC ISSUES.

If Company believes the individual URLs comprising the MSN Search Site are receiving a disproportionate amount of Queries from outside their home markets, the parties will work together and employ commercially reasonable efforts to find a mutually acceptable cure.

        iv.     "ABOUT" LINK

An "About" link (see Figure 1) may appear in conjunction with Company Search Results. The parties will agree upon content for an "About" link prior to the Effective Date. For subsequent changes, Microsoft's intentions will be to communicate in advance with Company and confirm content is both mutually acceptable and consistent with Microsoft's guidelines for the "About" link. Microsoft's guidelines for the "About" link are follows (i) the content is explanatory in nature, (ii) the intent of the disclosure language is consistent from section to section, and (iii) the link does not exploit its proximity to Company Search Results to promote non-Company opportunities. If Company does not have advance knowledge of changes to the "About" link and has not previously consented to the content and Company determines changes have occurred and are objectionable, it will notify Microsoft and the parties will work together to modify the content so it is mutually acceptable and consistent with Microsoft's guidelines for the "About" link.

C.      GENERAL COMPANY OBLIGATIONS

Company will send only Paid Search Result Listings to Microsoft unless otherwise mutually agreed to by the parties.

Company will ensure that Company Search Results presented to MSN Search Site end-users, other than test Company Search Results, are at least one of the following: (i) not different from the search results presented to Company end-users who initiate the identical search query on the Primary Web Site and
(ii) of comparable quality when compared to results provided on the Primary Web Site.

Company will not deliver Company Search Results for any Query Terms other than the Selected Terms. The Parties have agreed to the Selected Terms prior to the Effective Date. [*]. The processes for adding Terms to the Selected Term list will be determined by Selected Terms Review Group pursuant to Section 2.4 of this Agreement.

During the Term with forty-eight (48) hours notice, Microsoft may direct Company to remove certain Company Search Results from appearing on the MSN Search Results Page if, in Microsoft's reasonable discretion, the Company Search Results are [*] or link to content which is, by law, defamatory, obscene, profane or pornographic or in any way violate any applicable law.



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
                                    EXHIBIT B

                            NAMED OVERTURE COMPANIES

[*]




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
                                    EXHIBIT C

                              NAMED [*] COMPANIES

[*]


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
                                    EXHIBIT D

                             SERVICE LEVEL AGREEMENT

The purpose of this Service Level Agreement (the "SLA") is to describe the service level commitments that the parties are obligated to deliver under this Agreement. The sections are as follows:

    I.     Definitions
    II.    Contacts
    III.   Support Procedures
    IV.    Operational Metrics

I.      DEFINITIONS

A.      Definitions.

                (i) Aggregate Response Time. This is the amount of time (measured in [*]) from the Microsoft proxy server for a complete query.

                (ii) Availability Percentage. This equals yearly minutes of unplanned downtime plus yearly minutes planned downtime divided by the total minutes in the year. This value does not include Normal Maintenance.

                (iii) Implementation Change. A request by Microsoft to incorporate a new feature or enhance an existing feature of the Search Service.

                (iv) Ingress. This is the act of a data packet entering a network from another network.

                (v) Internal Company Response Time. This is the amount of time (measured in [*]) from the Company Ingress for a complete query.

                (vi) Network Response Time. This is the sum of Aggregate Response Time minus the Internal Company Response Time.

                (vii)   NOC. Network Operations Center.

                (viii)  Normal Maintenance. Ongoing scheduled maintenance.

                (ix) Planned Downtime. The amount of time (measured in [*]) defined as the case the service is unable to respond to search queries from the Company Ingress due to scheduled maintenance activities.

                (x) Priority 1 Problems. This is defined as an issue that critically degrades revenue and/or service performance. Examples of Priority 1 Problems are:

                (xi)    Company network is not available

                (xii) Microsoft searches are not being served from the Microsoft network

                (xiii) Loss of service(s), where a core part of the Company or Microsoft systems fails to function.

                (xiv) Priority 2 Problems. This is defined as an issue that degrades revenue and/or user experience. Examples of Priority 2 Problems are:

                (xv) Degradation of service(s), where a part of the system degrades in function.

                (xvi)   Low queries XML results due to database issues

                (xvii)  Incorrect Results

                (xviii) XML Formatting Issues.

                (xix) Priority 3 Problem. This is an issue that causes minor end user impact and/or zero revenue impact. Examples of Minor Problems are:

                (xx)    Minor program bug (xxi) Research (information requests)

                (xxii)  Minor Look & feel issues.

                (xxiii) Problem Resolution. A correction, patch, fix alteration or temporary workaround that minimizes the effect of a priority one or two issue restoring the system to the level set forth in this SLA within the performance response times set forth in this SLA.

                (xxiv) Results Set. A Results Set will consist of the number of Company Search Results required to be displayed pursuant to the Agreement, or a "No


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
                         Results Delivered" notification, if applicable, which Results Set is properly formatted in a mutually agreed XML format.

                (xxv) Temporary Workaround. A temporary technical solution that restores the system to the levels set forth in this SLA, although there may be ongoing or additional measures until a permanent solution can be implemented.

                (xxvi) Timeouts. A timeout refers to an action taken by Microsoft production servers when Company Search Results are not received within the maximum Aggregate Response Time referred to as the "Critical Threshold". This action will result in Company Search Results not being displayed.

                (xxvii) TTL. Time-to-live settings that determine the time that the Company entries remain in the Microsoft DNS cache.

                (xxviii) Unplanned Downtime. The amount of time (measured in minutes) defined as the case the service experiences a problem that causes the service to be unable to respond to search queries from the Company Ingress.

MICROSOFT CONTACTS


NAME           ESCALATION  ROLE/RESPONSIBILITY        EMAIL ADDRESS          OFFICE PHONE   MOBILE PHONE      PAGER
----           ----------  -------------------        -------------          ------------   ------------      -----
[*]            Business 2  Primary Business Contact   [*]                    [*]            [*]               [*]
[*]            Technical 3 Runtime Partner Management [*]                    [*]            [*]               [*]
[*]            Technical 2 Runtime Partner Management [*]                    [*]            [*]
               Business 1
[*]            Technical 3 Site Manager               [*]                    [*]            [*]               [*]
[*]            Technical 1 Strategic Operations       [*]                    [*]            [*]


COMPANY CONTACTS


NAME             ESCALATION  ROLE / RESPONSIBILITY            EMAIL ADDRESS               OFFICE PHONE   MOBILE PHONE   PAGER
----             ----------  ---------------------            -------------               ------------   ------------   -----
MSN Team                     Includes those listed below      [*]
[*]              Business 2  Director, Business               [*]                         [*]
                             Development -- Primary Business
                             Contact
[*]              Business 2  Director, Affiliate/Search       [*]                         [*]            [*]
                             Product Management --
                             Escalated Product Contact
[*]              Business 1  Product Management --            [*]                         [*]            [*]
                             Primary Product Contact US, CA
[*]              Business 1  Partner Services --              [*]                         [*]
                             Primary administrative contact
[*]              Technical 3 Affiliate Technical              [*]                         [*]            [*]
                             Services -- Primary


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

                             Technical Contact
[*]              Technical 3 Affiliate Technical Services     [*]                         [*]
                             -- Backup Technical contact
[*]              Technical 2 Manager, NOC --                  [*]                         [*]            [*]            [*]
                             Escalated systems contact
[*]              Technical 1 Network Operations Center        [*]                         [*]                           [*]
                             -- Primary systems contact


III.    SUPPORT PROCEDURES

        A.      Support Procedures.

        (i) All Problems and Severe Problems reported by either party must be submitted to the other party, as appropriate, via the technical support telephone number, via email or pager to the contact information set forth in the Support Table, and each such Problem and Severe Problem will be given a unique reference number by the receiving party.

        (ii) The responsible party will inform the other party's technical support personnel of ongoing efforts to provide a Problem Resolution concerning Problems and Severe Problems until such Problem Resolution is complete.

        (iii) In the event that there is a Minor Problem, Problem or a Severe Problem outside normal business hours (8:00 a.m. to 6:00 p.m. Pacific Standard Time), the reporting party will contact the other party's NOC via customer support pager at the email pager address provided herein for such purpose.

        B. Company Response. Upon receiving notification from Microsoft, Company will promptly determine whether the request is a Minor Problem, a Problem or a Severe Problem, or none of the above according to the definitions set forth above. If it is determined by the parties that the issue is Company's responsibility, then Company will respond to the request within the response times set forth in this SLA and will use all commercially reasonable efforts to resolve the Minor PROBLEM, Problem or Severe Problem in accordance with this SLA.

        C. Microsoft Response. Upon receiving notification from Company, Microsoft will promptly determine whether the request is a Minor Problem, Problem or a Severe Problem, or none of the above, according to the definitions set forth above. If it is determined by the parties that the issue is Microsoft's responsibility, then Microsoft will respond to the request within the response times set forth in this SLA and will use all commercially reasonable efforts to resolve the Minor Problem, Problem or Severe Problem in accordance with this SLA. If the parties agree that a Minor Problem, Problem or Severe Problem is not Microsoft's responsibility, then Microsoft will reasonably cooperate with Company to provide a Problem Resolution.

        D. Indeterminate Responsibility. If the parties disagree as to which party bears responsibility for a Problem or Severe Problem, then both parties will form a resolution team comprised of at least a technical contact representing each party. Any continuing disagreement regarding responsibility, or any failure by either party to implement a Problem Resolution within the times indicated will result in escalation to the Primary Business Contact as identified in Article II above and as set forth in Section E below.


SUPPORT TABLE


TYPE OF PROBLEM                                 TIME FOR IMPLEMENTATION CHANGE AND REPORTING
REPORTED              RESPONSE TIME                          OBLIGATIONS
---------------       -------------             --------------------------------------------

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



Priority 1 Problem    Initial response to      If the Problem Resolution is not immediate,
                      request within [*].      the responsible party will provide continuous
                                               levels of communications and effort until the
                                               Problem Resolution has been implemented, or
                                               the Problem is downgraded in priority.  All
                                               such notifications and updates will be to the
                                               other party's NOC.

Priority 2 Problem    Initial response to      The responsible party will provide [*]
                      request within [*].      notifications or as mutually agreed upon. All
                                               such notifications and updates will be sent
                                               to the other party's NOC.

Priority 3 Problem    Initial response to      Responsible party will provide notifications
                      request within [*]       once per [*] until Problem Resolution.
                                               All such notifications will be to the other party's NOC.

Implementation        Within [*].              Notification of or request for
Changes                                        Implementation Changes should be sent to the
                                               Business Contacts outlined in Article II,
                                               section (i) and (ii)


V.      OPERATIONAL METRICS

        A. Availability. Company will ensure [*]% Availability as measured by Microsoft production query logs, [*]. In addition, Company will work with Microsoft to attain a goal of [*]% Availability. This goal is a performance goal only, and will not be used in cases of breach of contract.

        B. Capacity Planning. Microsoft will provide Company with semi-annual traffic estimates and peak-time information for the Main Page implementation. This information covers such topics as peak queries per second and queries per day. Company will maintain required capacity for the service level required and provide Microsoft semi-annual updates regarding Company's capacity to support the Main page implementations.

        C.      Response Times.

                - Average Aggregate Response Time - Will not exceed an average of [*], measured and averaged [*] and reported [*] by Microsoft and Company. In the event of discrepancies between these two sources, Microsoft and Company will work together to determine root cause of such discrepancy.

                - Internal Company Response Time -- Will not exceed an average of [*].

        E. Critical Thresholds. Aggregate Response Time that is greater than [*] will result in Timeouts (the "Critical Threshold").

        F. Cure Period. Once the responsible party is identified for a Minor Problem, Problem or Severe Problem, according to Article III, Section B or C, the responsible party will identify and communicate a Problem Resolution or plan and will comply with the support table set forth in Article IV. The responsible party will use commercially reasonable efforts to implement a Problem Resolution within [*] days.

        G. DNS. Company uses DNS-based global load balancing to direct search traffic to one of the several facilities that serve Company's search traffic. Microsoft servers will adhere to the TTL in the Company name server resolution response (no more than [*]), periodically querying the Company DNS servers to determine the IP address of the Company site where the Microsoft servers must direct their query traffic. Company will not be responsible for satisfying requirements for Availability Response Times if TTLs exceed [*].

        H. Maintenance Requirements. Normal Maintenance occurs on [*], and will not exceed [*], and will not be counted in the determination of Availability (Section A) and Response Times (Section D) of this Section IV.



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
        I. Reporting. Both parties will make available upon request, in a format mutually agreed by both parties, a report showing Availability and Aggregate Response Time as measured under this SLA.



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                                    Page 28

                                 AMENDMENT NO. 1
                Effective Date of Amendment No. 1: March 17, 2002


This AMENDMENT NO. 1 ("Amendment No. 1") to that certain MSN Search Agreement dated effective as of December 19, 2001 (the "Agreement") is made by and among OVERTURE SERVICES, INC., A DELAWARE CORPORATION ("COMPANY"), OVERTURE SEARCH SERVICES (IRELAND) LIMITED, and MICROSOFT CORPORATION, A WASHINGTON CORPORATION ("Microsoft").

                                    RECITALS

The parties desire to amend the Agreement as detailed below to set forth generally the process for adding new MSN Search Sites, and specifically for adding [*] MSN Search Site.

      The parties hereby agree as follows:

                                    AMENDMENT

1. The parties intend to conduct test markets in various countries to determine whether the parties would like to extend the Agreement to include these countries. The process for doing so shall be as follows:

      (a) Upon agreeing that Microsoft may test the Company Service on a new MSN Search Site for a specific country (each a "New Market Test for xxx (insert specific country)") for a specific period of time (each a "New Market Test Period for xxx (insert specific country)"), the parties will set forth the relevant terms (such as those in Section 2 below via an amendment.

      (b) Company will pay Microsoft a Revenue Share Payment for each New Market Test according to the Gross Revenue Share [*] in Table 1. Such payments to Microsoft will be made within Forty-Five (45) days after the end of each calendar month. Company, may at it's option, have a Company subsidiary fulfill its payment obligations with regard to a particular New Market Test, provided however that Company will remain fully liable to Microsoft for all payments due to Microsoft per the Agreement and any amendments to the Agreement.

      (c) For each New Market Test, Microsoft will have the right to terminate an amendment covering a specific New Market Test during the New Market Test Period, provided that Microsoft gives Company forty-eight (48) hours prior written notice up until and including the fifteenth day prior to the expiration of the New Market Test Period. Neither party will be responsible to the other for any costs or damages resulting from the termination or expiration of an amendment pursuant to this Section 1(c). In no manner

                                            Overture - Microsoft Amendment No. 1
                                                            MSN Search Agreement


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            whatsoever shall the prior sentence relieve Overture of its obligation of making payment to Microsoft for Gross Revenue recognized with respect to Click Throughs during the New Market Test made on or before the effective date of termination of the applicable amendment for such New Market Test.

      (d) In addition to the above, either party may terminate an amendment covering a specific New Market Test provided that such terminating party provides the other party with notice of their desire to terminate such amendment at least Fifteen (15) days prior to the expiration of the New Market Test Period for that country. If such notice is given from one party to the other in such time frame, then the amendment covering such New Market Test Period (and all testing associated therewith) will terminate upon the expiration of the New Test Market Period for such country. Neither party will be responsible to the other for any costs or damages resulting from the termination or expiration of an amendment pursuant to this Section 1(d). In no manner whatsoever shall the prior sentence relieve Overture of its obligation of making payment to Microsoft for Gross Revenue recognized with respect to Click Throughs during the New Market Test made on or before the effective date of termination of the applicable amendment for such New Market Test.

      (e) If neither party terminates such Test Market per the above, at the end of the New Test Market Period for such country, the parties agree that the country will be added as a new "MSN Search Site" and will be subject, like all other MSN Search Sites (i.e. the U.S., Canada and UK) to the terms of the Agreement.

2. The parties wish to add [*] as a New Test Market per the below specifications:

      (a) The "MSN Home Page" for [*] will be: [*], or as reasonably updated by Microsoft with successor URLs during the Term.

      (b) The "MSN Search Site" for [*] will be: [*], or as reasonably updated by Microsoft with successor URLs during the Term.

      (c) The New Market Test Period for [*] will commence on March 17, 2002 and end on September 30, 2002, unless earlier terminated by either party as provided in this Amendment No. 1.

      (d) Overture Ireland will make Company's payments to Microsoft for the New Market Test for [*] in Euros.

3. Definition 1.23 ("MSN Home Page") will be modified as follows (amendments in italics):

      1.23 "MSN Home Page" means the initial MSN Web Pages in the international markets, as shown below. This Agreement may be

                                            Overture - Microsoft Amendment No. 1
                                                            MSN Search Agreement



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

            extended to incorporate other international markets, which will have attendant URLs, as mutually agreed by the parties or as reasonably updated by Microsoft with successor URLs during the Term.

    --------------------------------------------------------------------------------------------------
    Region                                  Market                     URL(s)
    --------------------------------------------------------------------------------------------------
    North America                           US                         http://www.msn.com (English
                                                                       speaking)
                                                                       http://www.yupimsn.com (Spanish
                                                                       speaking)
    --------------------------------------------------------------------------------------------------
                                            Canada                     http://www.msn.ca (English
                                                                       speaking)
    --------------------------------------------------------------------------------------------------
    Non-North                               UK                         http://www.co.uk
    America                                 [*]                        [*]
    --------------------------------------------------------------------------------------------------

4. Definition 1.25 ("MSN Search Site") will be modified as follows (amendments in italics):

      1.25 "MSN Search Site" means the MSN Search Results Pages in the international markets shown below. This Agreement may be extended to incorporate other international markets or languages in current markets, which will have attendant URLs, as mutually agreed by the parties or as reasonably updated by Microsoft with successor URLs during the Term.

    --------------------------------------------------------------------------------------------------
    Region                                  Market                     URL(s)
    --------------------------------------------------------------------------------------------------
    North America                           US                         http://search.msn.com (English
                                                                       speaking)
                                                                       http://busqueda.yupimsn.com/
                                                                       (Spanish speaking)
    --------------------------------------------------------------------------------------------------
                                            Canada                     http://search.msn.ca (English
                                                                       Speaking)
    --------------------------------------------------------------------------------------------------
    Non-North                               UK                         http://search.msn.co.uk
    America                                 [*]                        [*]
    --------------------------------------------------------------------------------------------------

5.    A new Definition 1.43 will be added as follows:

      1.43 "Overture Ireland" means Overture Search Services (Ireland) Limited, with an address of c/o A&L Goodbody Solicitors, International Financial Services Centre, North Wall Quay, Dublin 1, Ireland.

6.    A new Section 2.5.3 will be added as follows:

      2.5.3 [*]. The Selected Terms list for Queries rendering to the URL [*] will be agreed upon in writing.

                                            Overture - Microsoft Amendment No. 1
                                                            MSN Search Agreement


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

7. Section 2.13 ("International Subsidiaries") will be deleted in its entirety and replaced with the following:

      2.13 International Subsidiaries. Company may inform Microsoft that a subsidiary that is wholly owned, directly or indirectly, by Company will be responsible for the obligations of Company under this Agreement with respect to the market served by that wholly-owned subsidiary. Any such notification or delegation by Company shall not limit Company's obligations and liabilities to Microsoft under this Agreement, and Company hereby agrees to guarantee all such obligations and liabilities in the relevant market. Without limitation of the foregoing, Company has informed Microsoft that Overture Search Services (Ireland) Limited, its wholly-owned subsidiary, shall be responsible for Company's obligations relating to the MSN Search Site in the UK market and the MSN Search Site in [*].

8. Table 1 in Section 3.2 will be modified as follows (amendments in italics):


                                  Table 1: [*]

      [*]

9. Section 4.5 ("Press Release") will be deleted in its entirety and replaced with the following Section 4.5:

      4.5 Press Release. The parties will have the right to issue a joint press release or separate press release in the following situations:
            (i) regarding this

                                            Overture - Microsoft Amendment No. 1
                                                            MSN Search Agreement

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            Agreement after the Agreement has been extended to include the Main
            Period Term (which may occur on February 16, 2002 if neither party terminates this Agreement pursuant to Section 7.1) (ii) regarding this Agreement after the date on which the parties agree to extend the Agreement beyond December 31, 2003, and (iii) regarding any amendment to extend this Agreement to a new MSN Search Site(s) after a New Market Test Period, provided termination does not occur during a New Test Market Period. Neither party may issue a press release or make a public announcement(s) relating to either (i) this Agreement or the relationship established by this Agreement or (ii) any amendment to extend this Agreement to a new MSN Search Site(s) or relationship established by any amendment to extend this Agreement to a new MSN Search Site(s) without the express prior written consent of the other party, which consent will not be unreasonably withheld or delayed. If an objection to such a press release or public announcement(s) is not received within five (5) Business Days after notice of one party to the other, consent will be deemed granted. There will be no press release or public announcement relating to this Agreement during the Trial Period Term or relating to any amendment during a New Test Market Period. Notwithstanding the above, the parties may make public announcements relating to (i) this Agreement or (ii) any amendment to include a new MSN Search Site without the other party's prior written consent if the announcement only contains information contained in previously approved press releases or could be reasonably ascertained by viewing MSN.

10.   Section 5.1(a) will be modified as follows (amendment in italics):

      5.1(a) Company.

      (a) Company warrants and represents that: (i) Company has sufficient authority to enter into this Agreement, (ii) all materials delivered by Company to Microsoft and/or to end-users accessing the Search Service through MSN pursuant to this Agreement including without limitation the trademarks, Search Service user interface, and/or Company Search Results (solely with respect to its relationship with Microsoft under this Agreement) do not infringe the copyrights, trademarks, service marks or any other proprietary right of any third party; (iii) the Company Search Results provided to Microsoft for inclusion on the MSN Search Results Pages do not and will not contain any libelous, or materially false or misleading statements and do not otherwise infringe on the rights of any third party; (iv) the Search Service and all actions occurring as a result of the Search Service are in compliance with all applicable laws; and (v) Company will not permit to appear in, or be uploaded to any Microsoft property or equipment, including the MSN Search Results Pages, any messages, data, images or programs, that would be illegal or violate the property rights of others, including unauthorized copyrighted text, images, programs or trade secrets or other confidential and/or proprietary

                                            Overture - Microsoft Amendment No. 1
                                                            MSN Search Agreement

                                  CONFIDENTIAL
            information, or trademarks or service marks used in an infringing fashion. Notwithstanding anything in this Agreement, Company makes no warranty with respect to content of third party Web Sites that end-users may link to via Company Search Results.

11.   Section 5.1(b) will be modified as follows (amendment in italics):

      (b) Company will defend, indemnify and hold Microsoft harmless from and against, and Company, at its option, may settle, all third party claims, suits or proceedings (including, without limitation, payment of reasonable attorneys' fees and other expenses of litigation) brought against Microsoft by a third party and arising from or related to any breach by Company of the warranties set forth in this
            Section 5.1 or any other warranty, representation or covenant made by Company under this Agreement or otherwise as a result of the service provided to Microsoft under this Agreement, provided that Microsoft cooperates as set forth in Section 5.3. If Microsoft receives notice which alleges that the Search Service or any portion thereof or any materials delivered hereunder (a) violate any applicable laws, and/or (b) infringe the copyrights, trademarks, service marks or any other proprietary right of any third party, Microsoft will notify Company of such allegation and Company will have 24 hours (or one Business Day, whichever is longer) from receipt of notice in which to resolve such matters. If Company has not resolved such matters within 24 hours (or one Business Day, whichever is longer) from receipt of notice, Microsoft reserves the right, without any liability to Company for such action, immediately to block Queries, or require Company to suspend inclusion of the alleged offending/infringing Search Result Listing(s), Selected Term(s) and/or advertisers from the Search Service pending the resolution of such matters (e.g. the Company's discontinuing or suspending of such material from the Search Service) to Microsoft's satisfaction. Microsoft will use reasonable efforts to assist Company in resolution of such matters. If Company is in material breach of the warranties set forth in this Section 5.1(a)(ii),
            (iii), or (v), then Microsoft's exclusive remedies for such breach will be, at Microsoft's sole discretion, one or more of the following: (A) requiring Company to fulfill its indemnity obligation as set forth in this section; (B) blocking Queries or requiring Company to suspend inclusion of the offending/infringing Search Result Listing(s), Selected Term(s) and/or advertisers from the Search Service, as provided above; and (C terminating this Agreement in accordance with Section 7.4 if Company has not resolved such matter or suspended inclusion of the alleged offending/infringing Search Result Listing(s), Selected Term(s) and/or advertiser from the Search Service.

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

12.   Section 5.5(a) will be modified as follows (amendment in italics):

      5.5(a) Commercial General Liability, and Workers Compensation (statutory limits) and Employers Liability, which will be on "Occurrence Form" with minimum limits of (i) [*] per occurrence in the United States; and (ii) the lesser of [*] or [*] per occurrence for all countries outside of the United States (Employers Liability only required in those countries outside the United States where it is available); and

13.   Section 8.5 Notice will be amended to add the following;

      Overture Ireland:

      Overture Search Services (Ireland) Limited
      C/o A&L Goodbody Solicitors
      International Financial Services Centre
      North Wall Quay
      Dublin 1, Ireland

14. Term of Amendment No. 1. This Amendment No. 1 will commence on March 17, 2002 ("Effective Date of Amendment No. 1") and continue until the end of the Main Period Term, unless this Amendment No 1 is terminated earlier pursuant to Sections 1(c) or 1(d) above, or pursuant to the termination provisions of the Agreement.

15. Exhibit A ("Company Search Service Placement Specifications"), Section B ("General Microsoft Obligations"), Subsection i ("Basic Placement"), will have the following sentence added at the end of the first paragraph:

            "For the avoidance of doubt, localized versions of MSN Search Results Page elements may exist; however, localized versions of MSN Search Sites included in this Agreement will satisfy all basic placement obligations set forth in this Exhibit A."

16. Defined terms herein have the same meaning as set forth in the Agreement, except as otherwise provided.

17. This Amendment No. 1 amends, modifies and supersedes to the extent of any inconsistencies, the provisions of the Agreement. Except as expressly amended by this Amendment No. 1, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 as of the Amendment No. 1 Effective Date set forth above. All signed copies of this Amendment No. 1 are deemed originals. This Amendment No. 1 does not constitute an offer by

                                            Overture - Microsoft Amendment No. 1
                                                            MSN Search Agreement

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


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

either party. This Amendment No. 1 is effective upon execution on behalf of Company and Microsoft by their duly authorized representatives.


MICROSOFT CORPORATION                        OVERTURE SERVICES, INC.
One Microsoft Way                            74 N. Pasadena Avenue, 3rd Floor
Redmond, WA 98052-6399                       Pasadena, CA 91103

By  /s/ John Krass                             /s/ Todd Tappin
   -------------------------------           -----------------------------------
(Sign)                                       (Sign)
   John Krass                                  Todd Tappin
----------------------------------           -----------------------------------
Name (Print)                                 Name (Print)
   Product Unit Manager                        CFO
----------------------------------           -----------------------------------
Title                                        Title
   7/26/01                                     7/18/02
----------------------------------           -----------------------------------
Date                                         Date


OVERTURE SEARCH SERVICES (IRELAND)
LIMITED

By /s/ Johannes Larcher
   -------------------------------
(Sign)
   Johannes Larcher
----------------------------------
Name (Print)
   Director
----------------------------------
Title
   7/18/02
----------------------------------
Date

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